Exhibit 99.1

Company Contact Stuart Diamond Chief Financial Officer 516-605-6640 sdiamond@nmhc.com	Investor Relations Carolyn Capaccio Lippert/Heilshorn & Assoc. 212-838-3777 ccapaccio@lhai.com	Financial Media Gretchen Steinmiller Lippert/Heilshorn & Assoc. 212-838-3777 gsteinmiller@lhai.com	Media Contact Ihor Andruch CPRi Communications 201-641-1911 x51 iandruch@cpronline.com

NMHC Names Thomas W. Erickson Chairman of the Board of Directors

PORT WASHINGTON, N.Y. – February 23, 2007 – National Medical Health Card Systems, Inc. (NASDAQ: NMHC, “NMHC” or the “Company”), a national independent pharmacy benefit manager, announced that Thomas W. Erickson has been named a member and non-executive Chairman of the Company’s Board of Directors. G. Harry Durity, who had served as non-executive Chairman, will remain on the Board and will serve as the Chair of the newly-created Executive Committee of the Board of Directors.

Mr. Erickson, 56, is a seasoned health care executive with 34 years of experience in leading companies to improve operations, sales and systems. He has particular expertise in the role as Chairman and he has previously worked on multiple successful projects on behalf of private equity firms. He is currently President and CEO of ECG Ventures, Inc., a Dallas, Texas based investor in early stage health care service companies, and Chairman of PATHWAYS, Inc., a private Baltimore, Maryland operator of 29 long term care facilities. Previously, he served as Chairman of the Board of TransHealthcare, Inc., interim President and CEO of Lifecare Management Services, Inc., interim President and CEO of Omega Healthcare Investors, Inc., and interim President and CEO of Luminex (NASDAQ-LMNX), and remains a member of Luminex’s Board of Directors. Mr. Erickson was also co-founder, President and CEO of CareSelect Group, Inc. He holds a Bachelors degree from University of Iowa and an MBA from Southern Methodist University.

Mr. Durity stated, “On behalf of the board, I would like to welcome Tom to NMHC. His long record of success in building and guiding growth companies in the health care field should be of great benefit to the company.”

Jim Smith, President and CEO of NMHC, said, “Tom’s expertise in guiding health care companies should be highly valuable to NMHC’s pursuit of its growth opportunities. We look forward to a close collaboration.”

Mr. Erickson stated, “I am very excited to begin working with the NMHC team to help extend their successes and increase shareholder value. Pharmacy benefit management is an attractive sector and NMHC’s strengths in customer service and clinical excellence position it to compete effectively in the industry. Working together, we can leverage these programs to accomplish a great deal for the company, our customers and our shareholders.”

Mr. Erickson also recently joined New Mountain Capital, LLC (“New Mountain Capital”), an affiliate of New Mountain Partners, L.P. (“New Mountain Partners”), the owner of the Company’s Series A Preferred Stock, as a consultant. The Company will provide details of Mr. Erickson’s compensation arrangements with the Company and New Mountain Capital in a current report on Form 8-K to be filed with the Securities and Exchange Commission.

Additionally, David E. Shaw, a Director of the Company and a senior advisor to New Mountain Capital, has resigned his seat on NMHC’s Board so that with Mr. Erickson’s appointment the total number of directors nominated by the Preferred Shareholders will remain at seven. The total number of directors remains at ten. Mr. Smith stated, “We sincerely thank David for his leadership and commitment to NMHC and for the service he provided to the Company as a Director.”

NMHC’s Board of Directors has formed a four-member Executive Committee composed of: Mr. Durity, Chair; Mr. Erickson; Mr. Smith, and Michael B. Ajouz, Director. The Executive Committee’s purpose is to advise and aid the officers of the Company in all matters concerning the Company’s interests and the management of its business, and is intended to speed operational decision making between board meetings.

About NMHC

National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), NMHC Mail (home delivery pharmacy), Ascend (specialty pharmacy solutions), and Integrail (health information solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

This press release and any attachment thereto contains forward-looking information about NMHC’s financial results and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, pricing, competition in the bidding and proposal process, our ability to consummate contract negotiations with prospective clients, dependence on key members of management, government regulation, acquisitions and affiliations, the market for PBM services, readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. NMHC assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

# # #